Exhibit 24(b)
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                                       76



May 3, 1995


W. L. Westbrook and Wayne Boston


Dear Sirs:

     Mississippi Power Company proposes to file or join in the filing of statements under the Securities Exchange Act of 1934 with the Securities and Exchange Commission with respect to its quarterly reports on Form 10-Q during 1995.
     Mississippi Power Company and the undersigned officer of said Company, individually as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said quarterly reports on Form 10-Q and any appropriate amendment or amendments thereto and any necessary exhibits.

                                           Yours very truly,


                                           MISSISSIPPI POWER COMPANY


                                           By  /s/Dwight H. Evans
                                                  Dwight H. Evans
                                                  President and Chief Executive
                                                  Officer